AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 2015

REGISTRATION NO. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OMEGA HEALTHCARE INVESTORS, INC.

and the Additional Subsidiary Guarantor Registrants

(See Table of Additional Registrants Below)
(Exact name of registrant as specified in its charter)

Maryland	38-3041398
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

200 International Circle, Suite 3500
Hunt Valley, Maryland 21030
(410) 427-1700

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

C. Taylor Pickett
Chief Executive Officer
Omega Healthcare Investors, Inc.
International Circle, Suite 3500
Hunt Valley, Maryland 21030
(410) 427-1700

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of communications to:

Eliot Robinson
Terrence Childers
Bryan Cave LLP
One Atlantic Center, Fourteenth Floor
West Peachtree Street, NW
Atlanta, Georgia 30309-3488
(404) 572-6600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one:)

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be registered (1)	Proposed maximum offering price per unit(1)	Proposed maximum offering price(1)	Amount of registration fee(2)
Debt Securities	–	–	–	–

Guarantees of Debt Securities (3)	–	–	–	–

(1)	An indeterminate number or principal amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.

(3)	The co-registrants listed in the table below, or any of them, may fully and unconditionally guarantee any series of debt securities registered hereunder. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable with respect to the Guarantees.

TABLE OF ADDITIONAL REGISTRANTS

(as Guarantors of the Debt Securities)

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
11900 East Artesia Boulevard, LLC	California	6798	90-0266391
1200 Ely Street Holdings Co. LLC	Michigan	6798	26-3524594
13922 Cerise Avenue, LLC	California	6798	71-0976970
1628 B Street, LLC	California	6798	30-0482286
2400 Parkside Drive, LLC	California	6798	30-0482288
2425 Teller Avenue, LLC	Colorado	6798	20-5672217
245 East Wilshire Avenue, LLC	California	6798	90-0266386
3232 Artesia Real Estate, LLC	California	6798	65-1232714
3806 Clayton Road, LLC	California	6798	90-0266403
42235 County Road Holdings Co. LLC	Michigan	6798	83-0500167
446 Sycamore Road, L.L.C.	Delaware	6798	32-0380782
48 High Point Road, LLC	Maryland	6798	27-2498824
523 Hayes Lane, LLC	California	6798	45-1777721
637 East Romie Lane, LLC	California	6798	90-0266404
Alamogordo Aviv, L.L.C.	New Mexico	6798	27-0123540
Albany Street Property, L.L.C.	Delaware	6798	61-1754256
Arizona Lessor – Infinia, LLC	Maryland	6798	32-0008074
Arkansas Aviv, L.L.C.	Delaware	6798	30-0509615
Arma Yates, L.L.C.	Delaware	6798	27-3971035
Avery Street Property, L.L.C	Delaware	6798	36-4775490
Aviv Asset Management, L.L.C.	Delaware	6798	30-0305067
Aviv Financing I, L.L.C.	Delaware	6798	11-3747125
Aviv Financing II, L.L.C.	Delaware	6798	36-4597042
Aviv Financing III, L.L.C.	Delaware	6798	36-4641210
Aviv Financing IV, L.L.C.	Delaware	6798	27-0836481
Aviv Financing V, L.L.C.	Delaware	6798	27-0836548
Aviv Foothills, L.L.C.	Delaware	6798	36-4572035
Aviv Healthcare Capital Corporation	Delaware	6798	27-4536064
Aviv Healthcare Properties Operating Partnership I, L.P.	Delaware	6798	11-3747120
Aviv Liberty, L.L.C.	Delaware	6798	36-4572034
Avon Ohio, L.L.C.	Delaware	6798	36-4601433
Bala Cynwyd Real Estate, LP	Pennsylvania	6798	27-1726563
Bayside Colorado Healthcare Associates, LLC	Colorado	6798	38-3517837
Bayside Street II, LLC	Delaware	6798	38-3519969
Bayside Street, LLC	Maryland	6798	38-3160026
Belleville Illinois, L.L.C.	Delaware	6798	32-0188341
Bellingham II Associates, L.L.C.	Delaware	6798	11-3747130
Bethel ALF Property, L.L.C.	Delaware	6798	36-4759871
BHG Aviv, L.L.C.	Delaware	6798	36-4601432
Biglerville Road, L.L.C.	Delaware	6798	35-2410897
Bonham Texas, L.L.C.	Delaware	6798	30-0358809
Bradenton ALF Property, L.L.C.	Delaware	6798	45-4444919
Burton NH Property, L.L.C.	Delaware	6798	11-3714506
California Aviv Two, L.L.C.	Delaware	6798	26-4117080
California Aviv, L.L.C.	Delaware	6798	38-3786697
Camas Associates, L.L.C.	Delaware	6798	36-4340182
Canton Health Care Land, LLC	Ohio	6798	20-1914579
Carnegie Gardens LLC	Delaware	6798	20-2442381
Casa/Sierra California Associates, L.L.C.	Delaware	6798	36-4572017
CFG 2115 Woodstock Place LLC	Delaware	6798	26-1123970
Champaign Williamson Franklin, L.L.C.	Delaware	6798	36-4769741
Chardon Ohio Property Holdings, L.L.C.	Delaware	6798	37-1762860
Chardon Ohio Property, L.L.C.	Delaware	6798	61-1722650
Chatham Aviv, L.L.C.	Delaware	6798	27-0354315
Chippewa Valley, L.L.C.	Illinois	6798	36-4065826

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
CHR Bartow LLC	Delaware	6798	26-3708257
CHR Boca Raton LLC	Delaware	6798	26-3709390
CHR Bradenton LLC	Delaware	6798	26-3710605
CHR Cape Coral LLC	Delaware	6798	26-3710052
CHR Fort Myers LLC	Delaware	6798	26-3710399
CHR Fort Walton Beach LLC	Delaware	6798	26-3708663
CHR Lake Wales LLC	Delaware	6798	26-3708893
CHR Lakeland LLC	Delaware	6798	26-3708735
CHR Pompano Beach Broward LLC	Delaware	6798	26-3710220
CHR Pompano Beach LLC	Delaware	6798	26-3709856
CHR Sanford LLC	Delaware	6798	26-3709701
CHR Spring Hill LLC	Delaware	6798	26-3709633
CHR St. Pete Bay LLC	Delaware	6798	26-3709236
CHR St. Pete Egret LLC	Delaware	6798	26-3708588
CHR Tampa Carrollwood LLC	Delaware	6798	26-3709502
CHR Tampa LLC	Delaware	6798	26-3710161
CHR Tarpon Springs LLC	Delaware	6798	26-3708823
CHR Titusville LLC	Delaware	6798	26-3709919
Clarkston Care, L.L.C.	Delaware	6798	76-0802028
Clayton Associates, L.L.C.	New Mexico	6798	36-4572014
Colonial Gardens, LLC	Ohio	6798	26-0110549
Colonial Madison Associates, L.L.C.	Delaware	6798	38-3741678
Colorado Lessor - Conifer, LLC	Maryland	6798	32-0008069
Columbus Texas Aviv, L.L.C.	Delaware	6798	38-3735473
Columbus Western Avenue, L.L.C.	Delaware	6798	71-0960205
Colville Washington Property, L.L.C.	Delaware	6798	35-2521805
Commerce Nursing Homes, L.L.C.	Illinois	6798	36-4122632
Commerce Sterling Hart Drive, L.L.C.	Delaware	6798	27-5458991
Conroe Rigby Owen Road, L.L.C.	Delaware	6798	27-5458820
CR Aviv, L.L.C.	Delaware	6798	20-5354773
Crete Plus Five Property, L.L.C.	Delaware	6798	30-0855110
Crooked River Road, L.L.C.	Delaware	6798	27-5081057
CSE Albany LLC	Delaware	6798	20-5885886
CSE Amarillo LLC	Delaware	6798	20-5862752
CSE Arden L.P.	Delaware	6798	20-5888680
CSE Augusta LLC	Delaware	6798	20-5885921
CSE Bedford LLC	Delaware	6798	20-5886082
CSE Blountville LLC	Delaware	6798	20-8295288
CSE Bolivar LLC	Delaware	6798	20-8295024
CSE Cambridge LLC	Delaware	6798	20-5886976
CSE Cambridge Realty LLC	Delaware	6798	20-5959318
CSE Camden LLC	Delaware	6798	20-8295066
CSE Canton LLC	Delaware	6798	20-5887312
CSE Casablanca Holdings II LLC	Delaware	6798	26-0595183
CSE Casablanca Holdings LLC	Delaware	6798	20-8724466
CSE Cedar Rapids LLC	Delaware	6798	20-5884941
CSE Centennial Village, LP	Delaware	6798	20-6974959
CSE Chelmsford LLC	Delaware	6798	20-5920451
CSE Chesterton LLC	Delaware	6798	20-5885195
CSE Claremont LLC	Delaware	6798	20-5883891
CSE Corpus North LLC	Delaware	6798	20-5186415
CSE Denver Iliff LLC	Delaware	6798	20-8037772
CSE Denver LLC	Delaware	6798	20-5884311
CSE Douglas LLC	Delaware	6798	20-5883761
CSE Elkton LLC	Delaware	6798	20-5887006
CSE Elkton Realty LLC	Delaware	6798	20-5959253
CSE Fairhaven LLC	Delaware	6798	20-8281491
CSE Fort Wayne LLC	Delaware	6798	20-5885125

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
CSE Frankston LLC	Delaware	6798	20-5862947
CSE Georgetown LLC	Delaware	6798	20-5886126
CSE Green Bay LLC	Delaware	6798	20-5888029
CSE Hilliard LLC	Delaware	6798	20-5887347
CSE Huntingdon LLC	Delaware	6798	20-8295191
CSE Huntsville LLC	Delaware	6798	20-5887764
CSE Indianapolis-Continental LLC	Delaware	6798	20-5885046
CSE Indianapolis-Greenbriar LLC	Delaware	6798	20-5885096
CSE Jacinto City LLC	Delaware	6798	20-5186519
CSE Jefferson City LLC	Delaware	6798	20-8295101
CSE Jeffersonville-Hillcrest Center LLC	Delaware	6798	20-5885261
CSE Jeffersonville-Jennings House LLC	Delaware	6798	20-5885346
CSE Kerrville LLC	Delaware	6798	20-8684872
CSE King L.P.	Delaware	6798	20-5888725
CSE Kingsport LLC	Delaware	6798	20-5887736
CSE Knightdale L.P.	Delaware	6798	20-5888653
CSE Lake City LLC	Delaware	6798	20-5863259
CSE Lake Worth LLC	Delaware	6798	20-5863173
CSE Lakewood LLC	Delaware	6798	20-5884352
CSE Las Vegas LLC	Delaware	6798	20-5887216
CSE Lawrenceburg LLC	Delaware	6798	20-5887802
CSE Lenoir L.P.	Delaware	6798	20-5888528
CSE Lexington Park LLC	Delaware	6798	20-5886951
CSE Lexington Park Realty LLC	Delaware	6798	20-5959280
CSE Ligonier LLC	Delaware	6798	20-5885484
CSE Live Oak LLC	Delaware	6798	20-5863086
CSE Lowell LLC	Delaware	6798	20-5885381
CSE Marianna Holdings LLC	Delaware	6798	20-1411422
CSE Memphis LLC	Delaware	6798	20-8295130
CSE Mobile LLC	Delaware	6798	20-5883572
CSE Moore LLC	Delaware	6798	20-5887574
CSE North Carolina Holdings I LLC	Delaware	6798	20-5888397
CSE North Carolina Holdings II LLC	Delaware	6798	20-5888430
CSE Omro LLC	Delaware	6798	20-5887998
CSE Orange Park LLC	Delaware	6798	20-5863371
CSE Orlando-Pinar Terrace Manor LLC	Delaware	6798	20-5863043
CSE Orlando-Terra Vista Rehab LLC	Delaware	6798	20-5863223
CSE Pennsylvania Holdings, LP	Delaware	6798	20-6974946
CSE Piggott LLC	Delaware	6798	20-5883659
CSE Pilot Point LLC	Delaware	6798	20-5862827
CSE Pine View LLC	Delaware	6798	20-5398686
CSE Ponca City LLC	Delaware	6798	20-5887495
CSE Port St. Lucie LLC	Delaware	6798	20-5863294
CSE Richmond LLC	Delaware	6798	20-5885427
CSE Ripley LLC	Delaware	6798	20-8295238
CSE Ripon LLC	Delaware	6798	26-0480886
CSE Safford LLC	Delaware	6798	20-5883807
CSE Salina LLC	Delaware	6798	20-5885669
CSE Seminole LLC	Delaware	6798	20-5887615
CSE Shawnee LLC	Delaware	6798	20-5887524
CSE Spring Branch LLC	Delaware	6798	20-5186484
CSE Stillwater LLC	Delaware	6798	20-5887548
CSE Taylorsville LLC	Delaware	6798	20-5886196
CSE Texarkana LLC	Delaware	6798	20-5862880
CSE Texas City LLC	Delaware	6798	20-5862791
CSE The Village LLC	Delaware	6798	20-5186550
CSE Upland LLC	Delaware	6798	20-5891148
CSE Walnut Cove L.P.	Delaware	6798	20-5888502

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
CSE West Point LLC	Delaware	6798	20-5887119
CSE Whitehouse LLC	Delaware	6798	20-8294979
CSE Williamsport LLC	Delaware	6798	26-0480953
CSE Winter Haven LLC	Delaware	6798	20-5863327
CSE Woodfin L.P.	Delaware	6798	20-5888619
CSE Yorktown LLC	Delaware	6798	20-5885163
Cuyahoga Falls Property, L.L.C.	Delaware	6798	35-2419468
Dallas Two Property, L.L.C.	Delaware	6798	61-1746734
Danbury ALF Property, L.L.C.	Delaware	6798	27-4083747
Darien ALF Property, L.L.C.	Delaware	6798	30-0694838
Delta Investors I, LLC	Maryland	6798	54-2112455
Delta Investors II, LLC	Maryland	6798	54-2112456
Denison Texas, L.L.C.	Delaware	6798	32-0173170
Desert Lane LLC	Delaware	6798	20-3098022
Dixie White House Nursing Home, LLC	Mississippi	6798	59-3738671
Dixon Health Care Center, LLC	Ohio	6798	34-1509772
East Rollins Street, L.L.C.	Delaware	6798	38-3838004
Edgewood Drive Property, L.L.C.	Delaware	6798	32-0405276
Effingham Associates, L.L.C.	Illinois	6798	36-4150491
Elite Mattoon, L.L.C.	Delaware	6798	36-4454111
Elite Yorkville, L.L.C.	Delaware	6798	36-4454114
Encanto Senior Care, LLC	Arizona	6798	20-1669755
Falcon Four Property Holding, L.L.C.	Delaware	6798	46-3986352
Falcon Four Property, L.L.C.	Delaware	6798	30-0794160
Falfurrias Texas, L.L.C.	Delaware	6798	61-1501714
Florida ALF Properties, L.L.C.	Delaware	6798	32-0417622
Florida Four Properties, L.L.C.	Delaware	6798	35-2456486
Florida Lessor – Meadowview, LLC	Maryland	6798	56-2398721
Florida Real Estate Company, LLC	Florida	6798	20-1458431
Fort Stockton Property, L.L.C.	Delaware	6798	38-3918639
Four Fountains Aviv, L.L.C.	Delaware	6798	36-4601434
Fredericksburg South Adams Street, L.L.C.	Delaware	6798	27-5459311
Freewater Oregon, L.L.C.	Delaware	6798	36-2280966
Fullerton California, L.L.C.	Delaware	6798	36-4480527
G&L Gardens, LLC	Arizona	6798	95-4639695
Gardnerville Property, L.L.C.	Delaware	6798	37-1657201
Georgia Lessor - Bonterra/Parkview, LLC	Maryland	6798	16-1650494
Germantown Property, L.L.C.	Delaware	6798	45-4444655
Giltex Care, L.L.C.	Delaware	6798	36-4572036
Glendale NH Property, L.L.C.	Delaware	6798	61-1686455
Golden Hill Real Estate Company, LLC	California	6798	71-0976967
Gonzales Texas Property, L.L.C.	Delaware	6798	32-0403901
Great Bend Property, L.L.C.	Delaware	6798	27-3971138
Greenbough, LLC	Delaware	6798	27-0258266
Greenville Kentucky Property, L.L.C.	Delaware	6798	30-0838127
Heritage Monterey Associates, L.L.C.	Illinois	6798	36-4056688
HHM Aviv, L.L.C.	Delaware	6798	32-0205746
Hidden Acres Property, L.L.C.	Delaware	6798	27-2457250
Highland Leasehold, L.L.C.	Delaware	6798	20-2873499
Hobbs Associates, L.L.C.	Illinois	6798	36-4177337
Hot Springs Atrium Owner, LLC	Delaware	6798	47-1359052
Hot Springs Aviv, L.L.C.	Delaware	6798	30-0470700
Hot Springs Cottages Owner, LLC	Delaware	6798	47-1371567
Hot Springs Marina Owner, LLC	Delaware	6798	47-1461931
Houston Texas Aviv, L.L.C.	Delaware	6798	36-4587739
Hutchinson Kansas, L.L.C.	Delaware	6798	51-0559326
Hutton I Land, LLC	Ohio	6798	20-1914403
Hutton II Land, LLC	Ohio	6798	20-1914470

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
Hutton III Land, LLC	Ohio	6798	20-1914529
Idaho Associates, L.L.C.	Illinois	6798	36-4114446
Illinois Missouri Properties, L.L.C.	Delaware	6798	35-2520792
Indiana Lessor – Wellington Manor, LLC	Maryland	6798	32-0008064
Iowa Lincoln County Property, L.L.C.	Delaware	6798	45-4445450
Jasper Springhill Street, L.L.C.	Delaware	6798	27-5458704
Kansas Five Property, L.L.C.	Delaware	6798	36-1647542
Karan Associates Two, L.L.C.	Delaware	6798	61-1514965
Karan Associates, L.L.C.	Delaware	6798	11-3747208
Karissa Court Property, L.L.C.	Delaware	6798	38-3923400
KB Northwest Associates, L.L.C.	Delaware	6798	36-4572027
Kentucky NH Properties, L.L.C.	Delaware	6798	61-1730147
Kingsville Texas, L.L.C.	Delaware	6798	37-1522939
LAD I Real Estate Company, LLC	Delaware	6798	20-1454154
Leatherman 90-1, LLC	Ohio	6798	20-1914625
Leatherman Partnership 89-1, LLC	Ohio	6798	34-1656489
Leatherman Partnership 89-2, LLC	Ohio	6798	34-1656491
Louisville Dutchmans Property, L.L.C.	Delaware	6798	61-1715555
Magnolia Drive Property, L.L.C.	Delaware	6798	30-0793756
Manor Associates, L.L.C.	Delaware	6798	36-4572020
Mansfield Aviv, L.L.C.	Delaware	6798	32-0183852
Massachusetts Nursing Homes, L.L.C.	Delaware	6798	20-2873416
McCarthy Street Property, L.L.C.	Delaware	6798	38-3855495
Meridian Arms Land, LLC	Ohio	6798	20-1914864
Minnesota Associates, L.L.C.	Delaware	6798	36-4469552
Mishawaka Property, L.L.C.	Delaware	6798	36-4734067
Missouri Associates, L.L.C.	Delaware	6798	36-4572033
Missouri Regency Associates, L.L.C.	Delaware	6798	36-4572031
Montana Associates, L.L.C.	Illinois	6798	36-4149849
Monterey Park Leasehold Mortgage, L.L.C.	Delaware	6798	32-0267202
Mount Washington Property, L.L.C.	Delaware	6798	45-5010153
Mt. Vernon Texas, L.L.C.	Delaware	6798	35-2270167
Murray County, L.L.C.	Delaware	6798	36-4708756
Muscatine Toledo Properties, L.L.C.	Delaware	6798	36-4777497
N.M. Bloomfield Three Plus One Limited Company	New Mexico	6798	74-2748292
N.M. Espanola Three Plus One Limited Company	New Mexico	6798	74-2748289
N.M. Lordsburg Three Plus One Limited Company	New Mexico	6798	74-2748286
N.M. Silver City Three Plus One Limited Company	New Mexico	6798	74-2748283
New Hope Property, L.L.C.	Delaware	6798	61-1720871
Newtown ALF Property, L.L.C.	Delaware	6798	27-4083571
Nicholasville Kentucky Property, L.L.C.	Delaware	6798	46-5411821
North Las Vegas LLC	Delaware	6798	20-3098036
North Royalton Ohio Property, L.L.C.	Delaware	6798	37-1729308
Norwalk ALF Property, L.L.C.	Delaware	6798	27-4083805
NRS Ventures, L.L.C.	Delaware	6798	38-4236118
Oakland Nursing Homes, L.L.C.	Delaware	6798	36-4572018
Ocean Springs Nursing Home, LLC	Mississippi	6798	58-2635823
October Associates, L.L.C.	Delaware	6798	36-4572030
Ogden Associates, L.L.C.	Delaware	6798	36-4412291
OHI (Connecticut), LLC	Connecticut	6798	06-1552120
OHI (Illinois), LLC	Illinois	6798	47-3264182
OHI (Indiana), LLC	Indiana	6798	38-3568359
OHI (Iowa), LLC	Iowa	6798	38-3377918
OHI Asset (AR) Ash Flat, LLC	Delaware	6798	46-3670959
OHI Asset (AR) Camden, LLC	Delaware	6798	46-3672608
OHI Asset (AR) Conway, LLC	Delaware	6798	61-1721332
OHI Asset (AR) Des Arc, LLC	Delaware	6798	46-3691025
OHI Asset (AR) Hot Springs, LLC	Delaware	6798	80-0951655

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
OHI Asset (AR) Malvern, LLC	Delaware	6798	46-3719491
OHI Asset (AR) Mena, LLC	Delaware	6798	38-3915930
OHI Asset (AR) Pocahontas, LLC	Delaware	6798	46-3728913
OHI Asset (AR) Sheridan, LLC	Delaware	6798	46-3739623
OHI Asset (AR) Walnut Ridge, LLC	Delaware	6798	46-3751920
OHI Asset (AZ) Austin House, LLC	Delaware	6798	46-4385050
OHI Asset (CA), LLC	Delaware	6798	04-3759925
OHI Asset (CO), LLC	Delaware	6798	84-1706510
OHI Asset (CT) Lender, LLC	Delaware	6798	75-3205111
OHI Asset (FL) Eustis, LLC	Delaware	6798	61-1773617
OHI Asset (FL) Lake Placid, LLC	Delaware	6798	46-3827043
OHI Asset (FL) Lender, LLC	Delaware	6798	27-4450390
OHI Asset (FL) Lutz, LLC	Delaware	6798	30-0858827
OHI Asset (FL) Pensacola - Hillview, LLC	Delaware	6798	36-4821441
OHI Asset (FL), LLC	Delaware	6798	13-4225158
OHI Asset (GA) Dunwoody, LLC	Delaware	6798	30-0869546
OHI Asset (GA) Macon, LLC	Delaware	6798	47-1027224
OHI Asset (GA) Moultrie, LLC	Delaware	6798	46-4254981
OHI Asset (GA) Roswell, LLC	Delaware	6798	36-4808609
OHI Asset (GA) Snellville, LLC	Delaware	6798	46-4259685
OHI Asset (ID) Holly, LLC	Delaware	6798	46-4268973
OHI Asset (ID) Midland, LLC	Delaware	6798	46-4279515
OHI Asset (ID), LLC	Delaware	6798	04-3759931
OHI Asset (IL), LLC	Delaware	6798	14-1951802
OHI Asset (IN) American Village, LLC	Delaware	6798	46-0985915
OHI Asset (IN) Anderson, LLC	Delaware	6798	46-0989235
OHI Asset (IN) Beech Grove, LLC	Delaware	6798	46-1000956
OHI Asset (IN) Clarksville, LLC	Delaware	6798	46-1011127
OHI Asset (IN) Clinton, LLC	Delaware	6798	46-4095764
OHI Asset (IN) Connersville, LLC	Delaware	6798	46-4289202
OHI Asset (IN) Crown Point, LLC	Delaware	6798	46-1738072
OHI Asset (IN) Eagle Valley, LLC	Delaware	6798	46-1021612
OHI Asset (IN) Elkhart, LLC	Delaware	6798	46-1035197
OHI Asset (IN) Forest Creek, LLC	Delaware	6798	46-1040435
OHI Asset (IN) Fort Wayne, LLC	Delaware	6798	46-1050897
OHI Asset (IN) Franklin, LLC	Delaware	6798	46-1062818
OHI Asset (IN) Greensburg, LLC	Delaware	6798	38-3879137
OHI Asset (IN) Indianapolis, LLC	Delaware	6798	36-4736441
OHI Asset (IN) Jasper, LLC	Delaware	6798	46-4100999
OHI Asset (IN) Kokomo, LLC	Delaware	6798	46-1071289
OHI Asset (IN) Lafayette, LLC	Delaware	6798	46-1085161
OHI Asset (IN) Madison, LLC	Delaware	6798	46-1745924
OHI Asset (IN) Monticello, LLC	Delaware	6798	46-1090601
OHI Asset (IN) Noblesville, LLC	Delaware	6798	46-1103366
OHI Asset (IN) Rosewalk, LLC	Delaware	6798	46-1116285
OHI Asset (IN) Salem, LLC	Delaware	6798	46-4111473
OHI Asset (IN) Seymour, LLC	Delaware	6798	46-4133715
OHI Asset (IN) Spring Mill, LLC	Delaware	6798	46-1120573
OHI Asset (IN) Terre Haute, LLC	Delaware	6798	46-1140102
OHI Asset (IN) Wabash, LLC	Delaware	6798	38-3879151
OHI Asset (IN) Westfield, LLC	Delaware	6798	32-0381277
OHI Asset (IN) Zionsville, LLC	Delaware	6798	46-1152307
OHI Asset (LA) Baton Rouge, LLC	Delaware	6798	37-1785874
OHI Asset (LA), LLC	Delaware	6798	04-3759935
OHI Asset (MD), LLC	Delaware	6798	45-2611748
OHI Asset (MI) Heather Hills, LLC	Delaware	6798	46-1515395
OHI Asset (MI), LLC	Delaware	6798	27-3378345
OHI Asset (MO), LLC	Delaware	6798	04-3759939

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
OHI Asset (MS) Byhalia, LLC	Delaware	6798	46-4298734
OHI Asset (MS) Cleveland, LLC	Delaware	6798	36-4774986
OHI Asset (MS) Clinton, LLC	Delaware	6798	80-0965657
OHI Asset (MS) Columbia, LLC	Delaware	6798	46-4340609
OHI Asset (MS) Corinth, LLC	Delaware	6798	46-4351222
OHI Asset (MS) Greenwood, LLC	Delaware	6798	46-4361245
OHI Asset (MS) Grenada, LLC	Delaware	6798	46-4376223
OHI Asset (MS) Holly Springs, LLC	Delaware	6798	38-3921178
OHI Asset (MS) Indianola, LLC	Delaware	6798	90-1036275
OHI Asset (MS) Natchez, LLC	Delaware	6798	46-4384987
OHI Asset (MS) Picayune, LLC	Delaware	6798	90-1036523
OHI Asset (MS) Vicksburg, LLC	Delaware	6798	90-1036559
OHI Asset (MS) Yazoo City, LLC	Delaware	6798	38-3921461
OHI Asset (NC) Wadesboro, LLC	Delaware	6798	35-2492230
OHI Asset (NY) 2nd Avenue, LLC	Delaware	6798	30-0874937
OHI Asset (NY) 93rd Street, LLC	Delaware	6798	32-0470120
OHI Asset (OH) Lender, LLC	Delaware	6798	51-0529744
OHI Asset (OH), LLC	Delaware	6798	04-3759938
OHI Asset (OR) Portland, LLC	Delaware	6798	30-0805633
OHI Asset (OR) Troutdale, LLC	Delaware	6798	47-2564223
OHI Asset (PA) GP, LLC	Delaware	6798	47-2553542
OHI Asset (PA) West Mifflin, LP	Delaware	6798	30-0852028
OHI Asset (PA), LLC	Delaware	6798	90-0137715
OHI Asset (PA), LP	Maryland	6798	54-6643405
OHI Asset (SC) Aiken, LLC	Delaware	6798	46-4426281
OHI Asset (SC) Anderson, LLC	Delaware	6798	46-4455254
OHI Asset (SC) Easley Anne, LLC	Delaware	6798	46-4475177
OHI Asset (SC) Easley Crestview, LLC	Delaware	6798	46-4489507
OHI Asset (SC) Edgefield, LLC	Delaware	6798	46-4494366
OHI Asset (SC) Greenville Griffith, LLC	Delaware	6798	46-4510885
OHI Asset (SC) Greenville Laurens, LLC	Delaware	6798	46-4524387
OHI Asset (SC) Greenville North, LLC	Delaware	6798	46-4538349
OHI Asset (SC) Greenville, LLC	Delaware	6798	47-1053139
OHI Asset (SC) Greer, LLC	Delaware	6798	46-4551649
OHI Asset (SC) Marietta, LLC	Delaware	6798	46-4569172
OHI Asset (SC) McCormick, LLC	Delaware	6798	46-4597938
OHI Asset (SC) Orangeburg, LLC	Delaware	6798	47-1034331
OHI Asset (SC) Pickens East Cedar, LLC	Delaware	6798	46-4613823
OHI Asset (SC) Pickens Rosemond, LLC	Delaware	6798	46-4629569
OHI Asset (SC) Piedmont, LLC	Delaware	6798	46-4640288
OHI Asset (SC) Simpsonville SE Main, LLC	Delaware	6798	46-4682098
OHI Asset (SC) Simpsonville West Broad, LLC	Delaware	6798	46-4695995
OHI Asset (SC) Simpsonville West Curtis, LLC	Delaware	6798	46-4712666
OHI Asset (TN) Bartlett, LLC	Delaware	6798	46-4727889
OHI Asset (TN) Collierville, LLC	Delaware	6798	46-4738239
OHI Asset (TN) Jefferson City, LLC	Delaware	6798	61-1750374
OHI Asset (TN) Memphis, LLC	Delaware	6798	46-4750926
OHI Asset (TN) Rogersville, LLC	Delaware	6798	38-3954783
OHI Asset (TX) Anderson, LLC	Delaware	6798	46-4764905
OHI Asset (TX) Bryan, LLC	Delaware	6798	46-4781488
OHI Asset (TX) Burleson, LLC	Delaware	6798	46-4795498
OHI Asset (TX) College Station, LLC	Delaware	6798	46-4805289
OHI Asset (TX) Comfort, LLC	Delaware	6798	46-4815908
OHI Asset (TX) Diboll, LLC	Delaware	6798	46-4843528
OHI Asset (TX) Granbury, LLC	Delaware	6798	46-4852513
OHI Asset (TX) Hondo, LLC	Delaware	6798	46-1346058
OHI Asset (TX) Italy, LLC	Delaware	6798	46-4873054
OHI Asset (TX) Winnsboro, LLC	Delaware	6798	46-4881288

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
OHI Asset (TX), LLC	Delaware	6798	04-3759927
OHI Asset (UT) Ogden, LLC	Delaware	6798	46-4903181
OHI Asset (UT) Provo, LLC	Delaware	6798	46-4915063
OHI Asset (UT) Roy, LLC	Delaware	6798	46-4931511
OHI Asset (VA) Charlottesville, LLC	Delaware	6798	46-4945417
OHI Asset (VA) Farmville, LLC	Delaware	6798	46-4955482
OHI Asset (VA) Hillsville, LLC	Delaware	6798	46-4987367
OHI Asset (VA) Martinsville SNF, LLC	Delaware	6798	37-1791389
OHI Asset (VA) Rocky Mount, LLC	Delaware	6798	46-5002710
OHI Asset (WA) Battle Ground, LLC	Delaware	6798	46-5006928
OHI Asset (WA) Fort Vancouver, LLC	Delaware	6798	36-4817415
OHI Asset (WV) Danville, LLC	Delaware	6798	47-1084194
OHI Asset (WV) Ivydale, LLC	Delaware	6798	47-1112048
OHI Asset CHG ALF, LLC	Delaware	6798	38-3945599
OHI Asset CSB LLC	Delaware	6798	27-2820083
OHI Asset CSE-E Subsidiary, LLC	Delaware	6798	61-1756267
OHI Asset CSE-E, LLC	Delaware	6798	27-1675861
OHI Asset CSE-U Subsidiary, LLC	Delaware	6798	32-0459385
OHI Asset CSE-U, LLC	Delaware	6798	27-1675768
OHI Asset HUD CFG, LLC	Delaware	6798	45-3662151
OHI Asset HUD Delta, LLC	Delaware	6798	27-1895030
OHI Asset HUD H-F, LLC	Delaware	6798	27-1894893
OHI Asset HUD SF CA, LLC	Delaware	6798	46-1251365
OHI Asset HUD SF, LLC	Delaware	6798	80-0830116
OHI Asset HUD WO, LLC	Delaware	6798	45-2379675
OHI Asset II (CA), LLC	Delaware	6798	20-1000879
OHI Asset II (FL), LLC	Delaware	6798	27-1813906
OHI Asset II (PA), LP	Maryland	6798	84-6390330
OHI Asset III (PA), LP	Maryland	6798	84-6390331
OHI Asset IV (PA) Silver Lake, LP	Maryland	6798	80-6146794
OHI Asset Management, LLC	Delaware	6798	36-4798979
OHI Asset RO PMM Services, LLC	Delaware	6798	46-4309941
OHI Asset RO, LLC	Delaware	6798	90-1018980
OHI Asset, LLC	Delaware	6798	32-0079270
OHI Healthcare Properties Holdco, Inc.	Delaware	6798	47-2148273
OHI Healthcare Properties Limited Partnership	Delaware	6798	36-4796206
OHI Mezz Lender, LLC	Delaware	6798	46-3201249
OHI Tennessee, LLC	Maryland	6798	38-3509157
OHIMA, LLC	Massachusetts	6798	06-1552118
Ohio Aviv Three, L.L.C.	Delaware	6798	27-5082021
Ohio Aviv Two, L.L.C.	Delaware	6798	27-5081906
Ohio Aviv, L.L.C.	Delaware	6798	36-4597043
Ohio Indiana Property, L.L.C.	Delaware	6798	36-4764623
Ohio Pennsylvania Property, L.L.C.	Delaware	6798	32-0350654
Oklahoma Two Property, L.L.C.	Delaware	6798	37-1695177
Oklahoma Warr Wind, L.L.C.	Delaware	6798	38-3886603
Omaha Associates, L.L.C.	Delaware	6798	36-4572019
Omega TRS I, Inc.	Maryland	6798	38-3587540
Orange ALF Property, L.L.C.	Delaware	6798	27-4083471
Orange Village Care Center, LLC	Ohio	6798	34-1321728
Orange, L.L.C.	Illinois	6798	36-4095365
Oregon Associates, L.L.C.	Delaware	6798	36-4572024
Oso Avenue Property, L.L.C.	Delaware	6798	30-0767014
Ostrom Avenue Property, L.L.C.	Delaware	6798	32-0457123
Palm Valley Senior Care, LLC	Arizona	6798	75-3153681
Panama City Nursing Center LLC	Delaware	6798	20-2568041
Pavillion North Partners, LLC	Pennsylvania	6798	47-3255261
Pavillion North, LLP	Pennsylvania	6798	75-3202956

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
Pavillion Nursing Center North, LLC	Pennsylvania	6798	47-3259540
Peabody Associates Two, L.L.C.	Delaware	6798	27-5346222
Peabody Associates, L.L.C.	Delaware	6798	36-4572029
Pennington Road Property, L.L.C.	Delaware	6798	36-4768380
Pensacola Real Estate Holdings I, LLC	Florida	6798	59-3667935
Pensacola Real Estate Holdings II, LLC	Florida	6798	59-3667937
Pensacola Real Estate Holdings III, LLC	Florida	6798	59-3667939
Pensacola Real Estate Holdings IV, LLC	Florida	6798	59-3667940
Pensacola Real Estate Holdings V, LLC	Florida	6798	59-3667941
Pocatello Idaho Property, L.L.C.	Delaware	6798	35-2449870
Pomona Vista L.L.C.	Illinois	6798	36-4111095
Prescott Arkansas, L.L.C.	Delaware	6798	04-3835264
PV Realty-Willow Tree, LLC	Maryland	6798	27-0328038
Raton Property Limited Company	New Mexico	6798	36-4111094
Ravenna Ohio Property, L.L.C.	Delaware	6798	61-1692048
Red Rocks, L.L.C.	Illinois	6798	36-4192351
Richland Washington, L.L.C.	Delaware	6798	26-0081509
Ridgecrest Senior Care, LLC	Arizona	6798	20-1998988
Riverside Nursing Home Associates Two, L.L.C.	Delaware	6798	27-3524946
Riverside Nursing Home Associates, L.L.C.	Delaware	6798	36-4340184
Rockingham Drive Property, L.L.C.	Delaware	6798	35-2485732
Rose Baldwin Park Property L.L.C.	Illinois	6798	36-4111092
S.C. Portfolio Property, L.L.C.	Delaware	6798	32-0457621
Salem Associates, L.L.C.	Delaware	6798	36-4572028
San Juan NH Property, LLC	Delaware	6798	11-3714511
Sandalwood Arkansas Property, L.L.C.	Delaware	6798	61-1665105
Santa Ana-Bartlett, L.L.C.	Illinois	6798	36-4212739
Santa Fe Missouri Associates, L.L.C.	Illinois	6798	36-4165126
Savoy/Bonham Venture, L.L.C.	Delaware	6798	36-4572026
Searcy Aviv, L.L.C.	Delaware	6798	38-3779442
Sedgwick Properties, L.L.C.	Delaware	6798	36-4694767
Seguin Texas Property, L.L.C.	Delaware	6798	35-2456377
Sierra Ponds Property, L.L.C.	Delaware	6798	38-3888430
Skyler Boyington, LLC	Mississippi	6798	42-1572543
Skyler Florida, LLC	Mississippi	6798	64-0821299
Skyler Maitland LLC	Delaware	6798	20-3888672
Skyler Pensacola, LLC	Florida	6798	59-3561064
Skyview Associates, L.L.C.	Delaware	6798	36-4572023
Southeast Missouri Property, L.L.C.	Delaware	6798	27-3502072
Southern California Nevada, L.L.C.	Delaware	6798	30-0705746
St. Joseph Missouri Property, L.L.C.	Delaware	6798	36-4597042
St. Mary’s Properties, LLC	Ohio	6798	20-1914905
Star City Arkansas, L.L.C.	Delaware	6798	43-2089308
Stephenville Texas Property, L.L.C.	Delaware	6798	46-5421870
Sterling Acquisition, LLC	Kentucky	6798	38-3207992
Stevens Avenue Property, L.L.C.	Delaware	6798	35-2446030
Sun-Mesa Properties, L.L.C.	Illinois	6798	36-4047650
Suwanee, LLC	Delaware	6798	20-5223977
Texas Fifteen Property, L.L.C.	Delaware	6798	35-2437626
Texas Four Property, L.L.C.	Delaware	6798	46-5459201
Texas Lessor – Stonegate GP, LLC	Maryland	6798	32-0008071
Texas Lessor – Stonegate, Limited, LLC	Maryland	6798	32-0008072
Texas Lessor – Stonegate, LP	Maryland	6798	32-0008073
Texhoma Avenue Property, L.L.C.	Delaware	6798	35-2470607
The Suburban Pavilion, LLC	Ohio	6798	34-1035431
Tujunga, L.L.C.	Delaware	6798	36-4389732
Tulare County Property, L.L.C.	Delaware	6798	46-5446413
VRB Aviv, L.L.C.	Delaware	6798	76-0802032

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
Washington Idaho Property, L.L.C.	Delaware	6798	61-1743318
Washington Lessor – Silverdale, LLC	Maryland	6798	56-2386887
Washington-Oregon Associates, L.L.C.	Illinois	6798	36-4192347
Watauga Associates, L.L.C.	Illinois	6798	36-4163268
Wellington Leasehold, L.L.C.	Delaware	6798	27-3971187
West Pearl Street, L.L.C.	Delaware	6798	81-0637081
West Yarmouth Property I, L.L.C.	Delaware	6798	46-5495346
Westerville Ohio Office Property, L.L.C.	Delaware	6798	32-0452280
Wheeler Healthcare Associates, L.L.C.	Texas	6798	74-2752353
Whitlock Street Property, L.L.C.	Delaware	6798	32-0419832
Wilcare, LLC	Ohio	6798	26-0110550
Willis Texas Aviv, L.L.C.	Delaware	6798	37-1522942
Yuba Aviv, L.L.C.	Delaware	6798	11-3750228

(1) Address, including zip code, and telephone number, including area code, of the principal executive offices of each subsidiary guarantor listed above is c/o Omega Healthcare Investors, Inc., 200 International Circle, Suite 3500, Hunt Valley, Maryland, 21030 and the telephone number is (410) 427-1700. The guarantors may change from time to time as reflected in amendments to this Registration Statement.

PROSPECTUS

Debt Securities

Guarantees of Debt Securities

We may offer and sell from time to time in one or more offerings our debt securities. The debt securities issued by us may fully and unconditionally be guaranteed by one or more of our subsidiaries identified in the automatic shelf registration statement on Form S-3 that we filed with the SEC on December 22, 2015, and any amendments thereto on terms to be determined at the time of the offering.

This prospectus describes the general terms of the securities and the general manner in which we will offer them. We will provide specific terms of any offering of the securities in supplements to this prospectus. The information in the prospectus supplement may supplement, update or change information contained in this prospectus, and we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference. Before you invest, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material we authorize relating to the securities and the documents incorporated by reference.

Investing in the securities involves risks. See the “Risk Factors” on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement. Before buying the securities, you should read and consider the risk factors included in our periodic reports and in other information that we file with the Securities and Exchange Commission, which we refer to as the SEC, which is incorporated by reference in this prospectus. See “Available Information.”

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer and sell the securities at fixed prices, which may change, or at negotiated prices. Information about the underwriters or agents who will participate in any particular sale of the securities, including any applicable commissions or discounts, will be set forth in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution.” Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and term of the offering of such securities.

The date of this prospectus is December 22, 2015.

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus and any prospectus supplement, or to make representations as to matters not stated in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or our solicitation of an offer to buy any securities other than the registered securities to which they relate. This prospectus and any prospectus supplement do not constitute an offer to sell or our solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this prospectus or any prospectus supplement at any time does not create an implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under this shelf registration process, we may sell, from time to time, any combination of the securities described in this prospectus and the applicable prospectus supplements in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus includes important information about us and other information of which you should be aware before investing in the securities, but it does not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material that we authorize together with the documents incorporated by reference as described under “Incorporation of Certain Information by Reference” and the additional information described under the heading “Available Information” below.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “the Company,” “Omega,” “we,” “us,” “our” or similar references mean Omega Healthcare Investors, Inc., a Maryland corporation, and its subsidiaries, including OHI Healthcare Properties Limited Partnership, a Delaware limited partnership, which we refer to as the Operating Partnership. When we refer to “you,” we mean the holders of the applicable series of securities.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, which we refer to as the Exchange Act. As a result, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the web site maintained by the SEC at www.sec.gov, as well as on our website at www.omegahealthcare.com. Because shares of our common stock trade on the NYSE, you may inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.

We have filed with the SEC a registration statement under the Securities Act, which registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. Copies of the registration statement are available to the public through the sources referred to above.

1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to our other filings with the SEC. The information that we incorporate by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 27, 2015 and as amended on April 30, 2015;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the SEC on May 8, 2015, August 5, 2015 and November 6, 2015, respectively;

•	Current Reports on Form 8-K* filed on, February 3, 2015, February 9, 2015, February 11, 2015, March 11, 2015, March 13, 2015, March 24, 2015, March 27, 2015, April 3, 2015, June 15, 2015, June 17, 2015, July 20, 2015, July 31, 2015, September 4, 2015, September 16, 2015, September 29, 2015, October 27, 2015, November 17, 2015, December 8, 2015, December 17, 2015 and December 22, 2015; and

•	our Proxy Statement on Schedule 14A, relating to the annual meeting of stockholders held on July 17, 2015 and filed with the SEC on May 28, 2015.

* We are not incorporating and will not incorporate by reference into this prospectus past or future information on reports furnished or that will be furnished under Items 2.02 and/or 7.01 of, or otherwise with, Form 8-K.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of our securities as described in this prospectus will be deemed to be incorporated by reference into this prospectus, other than information in the documents that is not deemed to be filed with the SEC. A statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference into this prospectus, modifies or supersedes that statement. Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of any person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for copies in writing or by telephone should be directed to:

Omega Healthcare Investors, Inc.
200 International Circle
Suite 3500
Hunt Valley, MD 21030
Attn: Chief Financial Officer
(410) 427-1700

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CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements under “Risk Factors” and elsewhere in this prospectus regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct. Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included or incorporated in this prospectus. These forward-looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus.

There are a number of factors that could cause our actual results to differ materially from those projected in such forward-looking statements. These factors include, without limitation:

•	those items discussed under “Risk Factors” herein and under “Risk Factors” in Item 1A to our annual reports on Form 10-K and as supplemented from time-to-time in Part II, Item 1A to our quarterly reports on Form 10-Q;

•	uncertainties relating to the business operations of the operators of our assets, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels;

•	the ability of any operators in bankruptcy to reject unexpired lease obligations, modify the terms of our mortgages and impede our ability to collect unpaid rent or interest during the process of a bankruptcy proceeding and retain security deposits for the debtors’ obligations;

•	our ability to sell closed or foreclosed assets on a timely basis and on terms that allow us to realize the carrying value of these assets;

•	our ability to negotiate appropriate modifications to the terms of our credit facilities;

•	our ability to manage, re-lease or sell any owned and operated facilities;

•	the availability and cost of capital;

•	changes in our credit ratings and the ratings of our debt securities;

•	competition in the financing of healthcare facilities;

•	regulatory and other changes in the healthcare sector;

•	the effect of economic and market conditions generally and, particularly, in the healthcare industry;

•	changes in the financial position of our operators;

•	changes in interest rates;

•	the amount and yield of any additional investments;

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•	the possibility that we will not realize estimated synergies or growth as a result of our acquisition by merger of Aviv REIT, Inc., which transaction was consummated on April 1, 2015, or that such benefits may take longer to realize than expected;

•	changes in tax laws and regulations affecting real estate investment trusts; and

•	our ability to maintain our status as a real estate investment trust.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on any of our behalf, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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RISK FACTORS

Investing in our securities involves risks. Before you invest in our securities, you should carefully consider the risks regarding our business that are set forth in the “Risk Factors” of Part I, Item 1A to our Annual Report on Form 10-K, as amended, for the year ended December 31, 2014 and as supplemented in Part II, Item 1A to our quarterly report on Form 10-Q for the quarterly period ended March 31, 2015, each of which is hereby incorporated by reference, the risks described below and any risks in the accompanying prospectus supplement, as well as the other information included or incorporated by reference in this prospectus and any prospectus supplement. We may amend or supplement these risk factors from time to time by other reports we file with the SEC in the future. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition. The occurrence of any of these risks might cause you to lose all or a part of your investment in our securities. See “Available Information” and “Incorporation of Certain Information by Reference.”

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THE COMPANY

We are a self-administered real estate investment trust, which we refer to as a REIT, investing in income-producing healthcare facilities, principally long-term care facilities, located in the United States and the United Kingdom. We provide lease or mortgage financing to qualified operators of skilled nursing facilities, which we refer to as SNFs, and, to a lesser extent, assisted living facilities, which we refer to as ALFs, and independent living facilities and rehabilitation and acute care facilities, which we refer to as specialty facilities.

We are structured as an umbrella partnership real estate investment trust, which we refer to as an UPREIT. Accordingly, substantially all of our assets are held by OHI Healthcare Properties Limited Partnership, our operating partnership that is a subsidiary of Omega, which we refer to as the Operating Partnership. Omega and a wholly-owned subsidiary of Omega are the general partners of the Operating Partnership and have exclusive control over the Operating Partnership’s day-to-day management. As of September 30, 2015, we owned approximately 95% of the issued and outstanding units of partnership interest of the Operating Partnership, and investors owned approximately 5% of the units.

We were incorporated in the State of Maryland on March 31, 1992. Our principal executive offices are located at 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030, and our telephone number is (410) 427-1700. Additional information regarding our Company is set forth in documents on file with the SEC and incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” and “Available Information.”

THE OPERATING PARTNERSHIP

The following is a description of our Operating Partnership and certain of the terms of the Partnership Agreement of our Operating Partnership. For more detail, you should refer to the partnership agreement of the Operating Partnership, which we have filed with the SEC.

We conduct substantially all of our operations and make substantially all of our investments through the Operating Partnership. As the only general partners of the Operating Partnership, Omega and a wholly-owned subsidiary of Omega have exclusive control over the Operating Partnership’s day-to-day management, the right and power to make all decisions and take any and every action with respect to the property, business and affairs of the Operating Partnership, and all the rights, power and authority generally conferred by law, or necessary, advisable or consistent with accomplishing the purposes of the Operating Partnership. All such decisions or actions made or taken by the general partners pursuant to the partnership agreement of the Operating Partnership are binding upon the Operating Partnership and all of its partners.

The partnership agreement of the Operating Partnership requires that the Operating Partnership be operated in a manner that enables us (1) to satisfy the requirements for being classified as a REIT, (2) to avoid any federal income or excise tax liability imposed by the Internal Revenue Code of 1986, as amended, which we refer to as the Code (other than any federal income tax liability associated with our retained capital gains), including through the incurrence of debt to fund required distributions and (3) to ensure that the Operating Partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, our proportionate share of the assets and income of the Operating Partnership will be deemed to be our assets and income.

Pursuant to the partnership agreement of the Operating Partnership, holders of units of limited partnership interests in the Operating Partnership have redemption rights which enable them to cause the Operating Partnership to redeem their units in exchange for cash (or shares of Omega common stock, at the election of the general partners), as is more specifically detailed in the Partnership Agreement.

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USE OF PROCEEDS

We will describe the use of proceeds with respect to a particular offering in the applicable prospectus supplement or other offering material, which may include, among other things, general business purposes, including repayment of debt, acquisitions, capital expenditures and working capital.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth, for the periods indicated, our ratio of earnings to combined fixed charges. We have calculated the ratio of earnings to combined fixed charges by adding net income (loss) from continuing operations to fixed charges and dividing that sum by such fixed charges irrespective of whether or not such dividends were actually paid. Earnings consist of income (loss) from continuing operations plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and gains and losses related to retiring certain debt early.

	Year Ended December 31,
	2010	2011	2012	2013	2014	Nine Months Ended September 30, 2015
Earnings / combined fixed charges	1.6x	1.6x	2.1x	2.9x	2.7x	2.4x

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information that may be included in any applicable prospectus supplement and in any related free writing prospectus, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, the particular terms of any debt securities will be described in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. We may issue debentures, notes, bonds or other evidences of indebtedness, which we refer to as debt securities, from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities and may be secured or unsecured. The debt securities will be issued under an indenture between us and a trustee to be named in the applicable prospectus supplement. We have summarized select provisions of the indenture below. This summary is not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indenture (including any amendments or supplements). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the summary below, the applicable prospectus supplement and the indenture and any related documents before making your investment decision.

The applicable prospectus supplement (including any pricing supplement or term sheet) will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities, whether the debt securities will be senior debt securities or subordinated debt securities and whether the debt securities will be secured or unsecured;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•	the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•	if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•	the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

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•	the name and location of the corporate trust office of the applicable trustee under the indenture for such debt securities;

•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•	if the debt securities are to be payable, at the election of us or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•	whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary;

•	if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

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This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. Unless otherwise indicated in the applicable prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

DESCRIPTION OF GUARANTEES

Certain indirect and direct subsidiaries of Omega may fully and unconditionally guarantee our obligations under any series of debt securities issued hereunder. The specific terms of any guarantee will be described in the applicable prospectus supplement.

The obligations of each guarantor under its guarantee will be limited to the maximum amount that will not result in the obligations of such guarantor under such guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The specific provisions under which a guarantor may be released and discharged from its guarantee will be described in the applicable prospectus supplement.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Consequences of an Investment in Our Securities

The following is a general summary of material U.S. federal income tax consequences relating to the purchase, ownership and disposition of our securities, but does not purport to be an analysis of all potential tax effects. It is not tax advice. The summary is not intended to represent a detailed description of the U.S. federal income tax consequences applicable to a particular holder of our securities in view of any person’s particular circumstances, nor is it intended to represent a detailed description of the U.S. federal income tax consequences applicable to holders of our securities subject to special treatment under the federal income tax laws such as insurance companies, tax-exempt organizations, financial institutions, securities broker-dealers, non-U.S. persons, persons holding our securities as part of a hedge, straddle, or other risk reduction, constructive sales or conversion transaction, investors in pass-through entities, expatriates and taxpayers subject to alternative minimum taxation. Moreover, this summary assumes that holders of our securities hold our securities as a “capital asset” for U.S. federal income tax purposes, which generally means property held for investment.

The information in this section is based on the Code; current, temporary, and proposed Treasury Regulations promulgated under the Code, which we refer to as Treasury Regulations; the legislative history of the Code; current administrative interpretations and practices of the Internal Revenue Service, which we refer to as the IRS; and court decisions, in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings which are not binding on the IRS, except with respect to the particular taxpayers who requested and received these rulings. We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the securities or that any such position would not be sustained.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES. SPECIFICALLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE, AND REGARDING CHANGES IN APPLICABLE TAX LAWS.

As used herein, the term “U.S. holder” means a beneficial owner of our securities that is for U.S. federal income tax purposes:

•     an individual who is a citizen or resident of the United States;

•     a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•     an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•     a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if a valid election is in place to treat the trust as a United States person.

The term “non-U.S. holder” means a beneficial owner of our securities that is, for U.S. federal income tax purposes, an individual, corporation, estate, or trust and is not a U.S. holder.

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In certain circumstances, we may be obligated to pay holders amounts in excess of stated interest or principal on the securities. Our obligation to pay such excess amounts may implicate the provisions of the Treasury Regulations relating to “contingent payment debt instruments.” Under these regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, such contingencies in the aggregate are “remote” or are considered to be “incidental.” In the event we determine that contingencies are remote or incidental, such determination will be binding on you unless you disclose your contrary position in the manner required by applicable Treasury Regulations. Our determination would not, however, be binding on the IRS, and if the IRS successfully challenged our determination, it could affect the timing and amount of a holder’s income and could cause the gain from the sale or other disposition of the securities to be treated as ordinary income, rather than capital gain. This disclosure assumes that the securities will not be considered contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the securities of the contingent payment debt regulations and the consequences thereof.

Taxation of Taxable U.S. Holders of Our Securities

Payments of stated interest

Stated interest on the securities will generally be taxable to you as ordinary income at the time it either accrues or is received in accordance with your regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount

If the securities have a stated redemption price at maturity that does not exceed the issue price by more than the statutory de minimis amount, the securities will not be subject to the rules applicable to original issue discount, which we refer to as OID. If, however, the stated redemption price at maturity (generally equal to the sum of all payments required under the securities other than payments of qualified stated interest) of the securities exceeds the issue price by more than a de minimis amount, you will be required to include OID in income for U.S. federal income tax purposes as it accrues under a constant yield method, regardless of your method of accounting. As a result, you may be required to include OID in taxable income prior to the receipt of cash.

Premium

If the securities are offered at a cost greater than the securities’ redemption price, you will be considered to have purchased the securities at a premium (referred to as “bond premium”), and you may elect to amortize the bond premium as an offset to interest income, using a constant yield method, over the remaining term of the securities. Amortizable bond premium is treated as a reduction of interest on the securities instead of as a deduction. If you elect to amortize the bond premium, you will be required to reduce your tax basis in the securities by the amount of the bond premium amortized during your holding period. If you do not elect to amortize bond premium, the amount of bond premium will be included in your tax basis in the securities. Therefore, if you do not elect to amortize bond premium and you hold the securities to maturity, you generally will be required to treat the bond premium as capital loss when the securities mature. If you elect to amortize the bond premium, the election generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS.

Sales, Exchange or Other Taxable Disposition of the Securities

Upon the sale, exchange, retirement, redemption or other taxable disposition of the securities, you will recognize gain or loss equal to the difference between the amount realized and your adjusted tax basis in the securities. Your adjusted tax basis in the securities will generally equal the cost of the securities to you plus any accrued but unpaid original discount and minus any bond premium amortization. The amount realized excludes any amounts attributable to accrued but unpaid stated interest, which will be includable in income as interest (taxable as ordinary income) to the extent not previously included in income. Any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, retirement, redemption or other taxable disposition, the securities have been held for more than one year. For non-corporate holders, certain preferential tax rates may apply to gain recognized as long-term capital gain. The deductibility of net capital losses is subject to limitation.

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Medicare Tax

A 3.8% Medicare tax will be imposed on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers or $125,000 in the case of married individuals filing separately) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” generally will include interest (including interest paid with respect to the securities), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange, redemption or other taxable disposition of the securities) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the securities.

Taxation of Non-U.S. Holders

The rules governing non-U.S. holders are complex, and the following discussion is intended only as a summary of such rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state, and local income tax laws on an investment in securities of Omega, including any reporting requirements.

Payments of Interest

Subject to the discussions below concerning effectively connected income and backup withholding, payments of interest on the securities by us or any paying agent to you will not be subject to U.S. federal withholding tax, provided that (a) pursuant to the “portfolio interest” exception (i) you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) you are not a controlled foreign corporation (within the meaning of the Code) that is related, directly or indirectly, to us, (iii) you are not a bank receiving the securities on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business and (iv) you certify to us or our paying agent on IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate substitute form), under penalties of perjury, that you are not a United States person, provided that if you hold the securities through a financial institution or other agent acting on your behalf, you provide appropriate documentation to your agent and your agent provides certification under penalties of perjury to us or our paying agent that it has received such IRS Form W-8BEN or IRS Form W-8BEN-E (or suitable substitute form) from you or a qualifying intermediary and furnishes us or our agent with a copy or (b) you are entitled to the benefits of an income tax treaty under which such interest is exempt from U.S. federal withholding tax, and you or your agent provides to us a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or an appropriate substitute form evidencing eligibility for the exemption). Additional certifications and procedures may be required if the securities are held through intermediaries. Payments of interest on the securities that do not meet the above-described requirements and that are not effectively connected with your conduct of a U.S. trade or business will be subject to a U.S. federal income tax of 30% (or such lower rate as provided by an applicable income tax treaty), collected by means of withholding.

Sale, Exchange or Other Taxable Disposition of the Securities

Subject to the discussion below concerning effectively connected income and backup withholding, you generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, or other disposition of the securities unless you are an individual who is present in the United States for at least 183 days during the taxable year of disposition and certain other conditions are met, in which case you will be subject to a 30% United States federal income tax on the gain derived from the sale, which may be offset by certain U.S. source capital losses.

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Effectively Connected Income

The preceding discussion assumes that the interest and gain received by the non-U.S. holder is not effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States. If you are engaged in a trade or business in the United States and your investment in the securities is effectively connected with such trade or business, although you will be exempt from the 30% withholding tax (provided a required certification, generally on IRS Form W-8ECI, or an appropriate substitute, is provided), you generally will be subject to regular U.S. federal income tax at graduated rates on any interest and gain with respect to the securities in the same manner as if you were a U.S. holder, and if you are a foreign corporation you may also be subject to a branch profits tax at 30% (or such lower rate provided by an applicable income tax treaty) on your effectively connected earnings and profits (subject to adjustments) attributable to such interest and gain. If you are eligible for the benefits of a tax treaty, any effectively connected income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by you in the United States.

Foreign Account Tax Compliance Act

Withholding taxes may be imposed under Sections 1471 through 1474 of the Code, which we refer to as FATCA, on certain types of payments made to certain foreign financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax is imposed on interest payments and, commencing January 1, 2019, on gross proceeds from the sale or other disposition of our securities, in both cases with respect to securities held by or through certain foreign financial institutions (including investment funds), unless such financial institution enters into a compliance agreement with the IRS, whereby it will agree to report, on an annual basis, certain information with respect to shares in the financial institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Likewise, interest and gross proceeds (as of the same date described above) from the sale or other disposition of our securities held by a non-financial non-U.S. entity will be subject to 30% withholding unless such non-financial non-U.S. entity (1) certifies to Omega either that (A) the non-financial non-U.S. entity does not have a “substantial United States owner” or (B) provides Omega with the name, address and U.S. TIN of each substantial U.S. owner and (2) Omega does not know or have reason to know that the certification or information provided regarding substantial U.S. owners is incorrect. If a non-financial non-U.S. entity provides Omega with the name, address, and TIN of a substantial United States owner, Omega will provide such information to the IRS. Omega will not pay any additional amounts to any paying agent or other person in respect of any amounts withheld.

Information Reporting Requirements and Backup Withholding Tax

If you are a U.S. holder, Omega will report to its U.S. holders and to the IRS the amount of interest on the securities or proceeds of the sale or other taxable disposition of the securities paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Generally, backup withholding will apply to such payments if:

•	you fail to furnish a TIN in the prescribed manner;
•	the IRS notifies us that the TIN furnished by you is incorrect;
•	the IRS notifies us that you are subject to backup withholding because you failed to report properly the receipt of reportable interest or dividend payments; or
•	you fail to certify under penalties of perjury that you are not subject to backup withholding.

A U.S. holder who does not provide Omega with the holder’s correct taxpayer identification number also may be subject to penalties imposed by the IRS.

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If you are a non-U.S. holder, generally, backup withholding does not apply to payments of interest if the certification described under “—Tax Consequences to Non-U.S. Holders—Payments of Interest” is provided to us (provided that we have no actual knowledge or reason to know that you are a United States person). Information reporting may still apply to payments of interest even if a certification is provided and interest is exempt from such withholding. Payments of proceeds made to a non-U.S. holder upon a sale or other taxable disposition (including a retirement or redemption) of securities by (i) a U.S. office of a broker will be subject to information reporting and backup withholding unless the above-mentioned certification is provided to us and (ii) a foreign office of a foreign broker, will not be subject to information reporting or backup withholding, unless the broker has certain connections with the United States, in which case information reporting (but generally not backup withholding) will apply (except where the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption). Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge or reason to know that the payee is a United States person. In addition to the foregoing, we must report annually to the IRS and to each non-U.S. holder on IRS Form 1042-S the entire amount of interest paid to you. This information may also be made available to the tax authorities in the country you reside under the provisions of an applicable income tax treaty or other agreement.

Holders of securities should consult their tax advisers regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available. Some holders (including, among others, corporations) are generally not subject to information reporting and backup withholding. Backup withholding is not an additional tax and any amounts withheld will be allowed as a refund or credit against the holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.

Possible Legislative or Other Actions Affecting Tax Consequences

Prospective holders of our securities should recognize that the present federal income tax treatment of investment in our Company may be modified by legislative, judicial or administrative action at any time and that any of these actions may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in our Company.

State and Local Taxes

We may be and you may be subject to state or local taxes in other jurisdictions such as those in which we may be deemed to be engaged in activities or own property or other interests. The state and local tax treatment of us may not conform to the federal income tax consequences discussed above.

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PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following ways:

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

16

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

17

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us, our Operating Partnership or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

18

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of such securities will be passed upon for Omega Healthcare Investors, Inc. and subsidiary guarantors in Arizona, California, Colorado, Delaware, Illinois, Maryland and Texas by Bryan Cave LLP, Atlanta, Georgia. Other counsels have passed upon the validity of guarantees relating to other subsidiary guarantors in Connecticut, Florida, Indiana, Iowa, Kentucky, Massachusetts, Michigan, Mississippi, New Mexico, Ohio and Pennsylvania. In addition, certain legal matters with respect to federal income tax consequences will be passed upon for us by Bryan Cave LLP, Atlanta, Georgia.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2014 (including schedules appearing therein), and the effectiveness of our internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership for the year ended December 31, 2014 appearing in our Form 8-K filed April 3, 2015 (including schedules appearing therein), and the effectiveness of internal control over financial reporting of Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid by the Company in connection with the offering of the securities registered. All amounts are estimates except for the registration fee.

SEC Registration Fee	$	*
Rating Agency Fees		**
Trustee’s Fees and Expenses		**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Printing and Filing Expenses		**
Transfer Fees and Expenses		**
Miscellaneous		**
Total	$	**

*Deferred in reliance on Rule 456(b) and 457(r)

** An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement

Item 15. Indemnification of Directors and Officers

The charter and bylaws of Omega provide for indemnification of directors and officers to the fullest extent permitted by Maryland law.

Section 2-418 of the General Corporation Law of the State of Maryland generally permits indemnification of any director or officer with respect to any proceedings unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was either (i) committed in bad faith or (ii) the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceedings. However, a corporation may not indemnify a director or officer who shall have been adjudged to be liable to the corporation, or who instituted a proceeding against the corporation (unless such proceeding was brought to enforce the indemnification provisions of Section 2-418, or the charter, bylaws, a resolution of the board of directors of the corporation or an agreement approved by the board of directors). In addition, a director may not be indemnified under Section 2-418 in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by judgment, order or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by conviction, or plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet that standard of conduct. A director or officer who has been successful on the merits or otherwise, in the defense of any proceeding referred to above shall be indemnified against any reasonable expenses incurred by the director or officer in connection with the proceeding. As noted below, the SEC may limit the corporation’s obligation to provide this indemnification.

Omega has also entered into indemnity agreements with the officers and directors of the registrant that provide that the registrant will, subject to certain conditions, pay on behalf of the indemnified party any amount which the indemnified party is or becomes legally obligated to pay because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which the indemnified party commits or suffers while acting in the capacity as an officer or director of the registrant. Once an initial determination is made by the registrant that a director or officer did not act in bad faith or for personal benefit, the indemnification provisions contained in the charter, bylaws, and indemnity agreements would require the registrant to advance any reasonable expenses incurred by the director or officer, and to pay the costs, judgments, and penalties determined against a director or officer in a proceeding brought against them.

20

Insofar as indemnification for liabilities arising under the Securities Act is permitted to directors and officers of Omega pursuant to the above-described provisions, Omega understands that the SEC is of the opinion that such indemnification contravenes federal public policy as expressed in said act and therefore is unenforceable.

Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index that immediately precedes such exhibits and is hereby incorporated by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           If the registrant is relying on Rule 430B:

21

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           If the warrants to be issued are to be offered to existing security holders of the registrant pursuant to warrants or rights and any securities not taken by security holders of the registrant are to be reoffered to the public, then the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

22

(8)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

23

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on this 22nd day of December 2015.

OMEGA HEALTHCARE INVESTORS, INC.

By:	/s/ C. Taylor Pickett
C. Taylor Pickett
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints C. Taylor Pickett and Robert O. Stephenson, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities stated below, to sign any and all amendments to this registration statement (including post-effective amendments), and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings contemplated by this registration statement, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto either of said attorneys-in-fact and agents, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing necessary or advisable to be done in and about the premises, as fully as to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of December 2015.

Signature	Position

/s/ C. Taylor Pickett	Chief Executive Officer and Director
C. Taylor Pickett	(Principal Executive Officer)

/s/ Robert O. Stephenson	Chief Financial Officer
Robert O. Stephenson	(Principal Financial Officer)

/s/ Michael D. Ritz	Chief Accounting Officer
Michael D. Ritz	(Principal Accounting Officer)

/s/ Bernard J. Korman	Chairman of the Board of Directors
Bernard J. Korman

/s/ Craig M. Bernfield	Director
Craig M. Bernfield

/s/ Norman Bobins	Director
Norman Bobins

/s/ Craig R. Callen	Director
Craig R. Callen

/s/ Thomas F. Franke	Director
Thomas F. Franke

/s/ Barbara B. Hill	Director
Barbara B. Hill

/s/ Harold J. Kloosterman	Director
Harold J. Kloosterman

/s/ Edward Lowenthal	Director
Edward Lowenthal

/s/ Ben W. Perks	Director
Ben W. Perks

/s/ Stephen D. Plavin	Director
Stephen D. Plavin

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, C. Taylor Pickett has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on this 22nd day of December, 2015.

11900 East Artesia Boulevard, LLC
1200 Ely Street Holdings Co. LLC
13922 Cerise Avenue, LLC
1628 B Street, LLC
2400 Parkside Drive, LLC
2425 Teller Avenue, LLC
245 East Wilshire Avenue, LLC
3232 Artesia Real Estate, LLC
3806 Clayton Road, LLC
42235 County Road Holdings Co. LLC
446 Sycamore Road, L.L.C.
48 High Point Road, LLC
523 Hayes Lane, LLC
637 East Romie Lane, LLC
Alamogordo Aviv, L.L.C.
Albany Street Property, L.L.C.
Arizona Lessor - Infinia, LLC
Arkansas Aviv, L.L.C.
Arma Yates, L.L.C.
Avery Street Property, L.L.C
Aviv Asset Management, L.L.C.
Aviv Financing I, L.L.C.
Aviv Financing II, L.L.C.
Aviv Financing III, L.L.C.
Aviv Financing IV, L.L.C.
Aviv Financing V, L.L.C.
Aviv Foothills, L.L.C.
Aviv Healthcare Capital Corporation
Aviv Healthcare Properties Operating Partnership I, L.P.
Aviv Liberty, L.L.C.
Avon Ohio, L.L.C.
Bala Cynwyd Real Estate, LP
Bayside Colorado Healthcare Associates, LLC
Bayside Street II, LLC
Bayside Street, LLC
Belleville Illinois, L.L.C.
Bellingham II Associates, L.L.C.
Bethel ALF Property, L.L.C.
BHG Aviv, L.L.C.
Biglerville Road, L.L.C.
Bonham Texas, L.L.C.
Bradenton ALF Property, L.L.C.
Burton NH Property, L.L.C.
California Aviv Two, L.L.C.
California Aviv, L.L.C.
Camas Associates, L.L.C.
Canton Health Care Land, LLC
Carnegie Gardens LLC
Casa/Sierra California Associates, L.L.C.

CFG 2115 Woodstock Place LLC
Champaign Williamson Franklin, L.L.C.
Chardon Ohio Property Holdings, L.L.C.
Chardon Ohio Property, L.L.C.
Chatham Aviv, L.L.C.
Chippewa Valley, L.L.C.
CHR Bartow LLC
CHR Boca Raton LLC
CHR Bradenton LLC
CHR Cape Coral LLC
CHR Fort Myers LLC
CHR Fort Walton Beach LLC
CHR Lake Wales LLC
CHR Lakeland LLC
CHR Pompano Beach Broward LLC
CHR Pompano Beach LLC
CHR Sanford LLC
CHR Spring Hill LLC
CHR St. Pete Bay LLC
CHR St. Pete Egret LLC
CHR Tampa Carrollwood LLC
CHR Tampa LLC
CHR Tarpon Springs LLC
CHR Titusville LLC
Clarkston Care, L.L.C.
Clayton Associates, L.L.C.
Colonial Gardens, LLC
Colonial Madison Associates, L.L.C.
Colorado Lessor - Conifer, LLC
Columbus Texas Aviv, L.L.C.
Columbus Western Avenue, L.L.C.
Colville Washington Property, L.L.C.
Commerce Nursing Homes, L.L.C.
Commerce Sterling Hart Drive, L.L.C.
Conroe Rigby Owen Road, L.L.C.
CR Aviv, L.L.C.
Crete Plus Five Property, L.L.C.
Crooked River Road, L.L.C.
CSE Albany LLC
CSE Amarillo LLC
CSE Arden L.P.
CSE Augusta LLC
CSE Bedford LLC
CSE Blountville LLC
CSE Bolivar LLC
CSE Cambridge LLC
CSE Cambridge Realty LLC
CSE Camden LLC
CSE Canton LLC
CSE Casablanca Holdings II LLC
CSE Casablanca Holdings LLC
CSE Cedar Rapids LLC
CSE Centennial Village, LP
CSE Chelmsford LLC
CSE Chesterton LLC
CSE Claremont LLC

CSE Corpus North LLC
CSE Denver Iliff LLC
CSE Denver LLC
CSE Douglas LLC
CSE Elkton LLC
CSE Elkton Realty LLC
CSE Fairhaven LLC
CSE Fort Wayne LLC
CSE Frankston LLC
CSE Georgetown LLC
CSE Green Bay LLC
CSE Hilliard LLC
CSE Huntingdon LLC
CSE Huntsville LLC
CSE Indianapolis-Continental LLC
CSE Indianapolis-Greenbriar LLC
CSE Jacinto City LLC
CSE Jefferson City LLC
CSE Jeffersonville-Hillcrest Center LLC
CSE Jeffersonville-Jennings House LLC
CSE Kerrville LLC
CSE King L.P.
CSE Kingsport LLC
CSE Knightdale L.P.
CSE Lake City LLC
CSE Lake Worth LLC
CSE Lakewood LLC
CSE Las Vegas LLC
CSE Lawrenceburg LLC
CSE Lenoir L.P.
CSE Lexington Park LLC
CSE Lexington Park Realty LLC
CSE Ligonier LLC
CSE Live Oak LLC
CSE Lowell LLC
CSE Marianna Holdings LLC
CSE Memphis LLC
CSE Mobile LLC
CSE Moore LLC
CSE North Carolina Holdings I LLC
CSE North Carolina Holdings II LLC
CSE Omro LLC
CSE Orange Park LLC
CSE Orlando-Pinar Terrace Manor LLC
CSE Orlando-Terra Vista Rehab LLC
CSE Pennsylvania Holdings, LP
CSE Piggott LLC
CSE Pilot Point LLC
CSE Pine View LLC
CSE Ponca City LLC
CSE Port St. Lucie LLC
CSE Richmond LLC
CSE Ripley LLC
CSE Ripon LLC
CSE Safford LLC
CSE Salina LLC

CSE Seminole LLC
CSE Shawnee LLC
CSE Spring Branch LLC
CSE Stillwater LLC
CSE Taylorsville LLC
CSE Texarkana LLC
CSE Texas City LLC
CSE The Village LLC
CSE Upland LLC
CSE Walnut Cove L.P.
CSE West Point LLC
CSE Whitehouse LLC
CSE Williamsport LLC
CSE Winter Haven LLC
CSE Woodfin L.P.
CSE Yorktown LLC
Cuyahoga Falls Property, L.L.C.
Dallas Two Property, L.L.C.
Danbury ALF Property, L.L.C.
Darien ALF Property, L.L.C.
Delta Investors I, LLC
Delta Investors II, LLC
Denison Texas, L.L.C.
Desert Lane LLC
Dixie White House Nursing Home, LLC
Dixon Health Care Center, LLC
East Rollins Street, L.L.C.
Edgewood Drive Property, L.L.C.
Effingham Associates, L.L.C.
Elite Mattoon, L.L.C.
Elite Yorkville, L.L.C.
Encanto Senior Care, LLC
Falcon Four Property Holding, L.L.C.
Falcon Four Property, L.L.C.
Falfurrias Texas, L.L.C.
Florida ALF Properties, L.L.C.
Florida Four Properties, L.L.C.
Florida Lessor – Meadowview, LLC
Florida Real Estate Company, LLC
Fort Stockton Property, L.L.C.
Four Fountains Aviv, L.L.C.
Fredericksburg South Adams Street, L.L.C.
Freewater Oregon, L.L.C.
Fullerton California, L.L.C.
G&L Gardens, LLC
Gardnerville Property, L.L.C.
Georgia Lessor - Bonterra/Parkview, LLC
Germantown Property, L.L.C.
Giltex Care, L.L.C.
Glendale NH Property, L.L.C.
Golden Hill Real Estate Company, LLC
Gonzales Texas Property, L.L.C.
Great Bend Property, L.L.C.
Greenbough, LLC
Greenville Kentucky Property, L.L.C.
Heritage Monterey Associates, L.L.C.

HHM Aviv, L.L.C.
Hidden Acres Property, L.L.C.
Highland Leasehold, L.L.C.
Hobbs Associates, L.L.C.
Hot Springs Atrium Owner, LLC
Hot Springs Aviv, L.L.C.
Hot Springs Cottages Owner, LLC
Hot Springs Marina Owner, LLC
Houston Texas Aviv, L.L.C.
Hutchinson Kansas, L.L.C.
Hutton I Land, LLC
Hutton II Land, LLC
Hutton III Land, LLC
Idaho Associates, L.L.C.
Illinois Missouri Properties, L.L.C.
Indiana Lessor – Wellington Manor, LLC
Iowa Lincoln County Property, L.L.C.
Jasper Springhill Street, L.L.C.
Kansas Five Property, L.L.C.
Karan Associates Two, L.L.C.
Karan Associates, L.L.C.
Karissa Court Property, L.L.C.
KB Northwest Associates, L.L.C.
Kentucky NH Properties, L.L.C.
Kingsville Texas, L.L.C.
LAD I Real Estate Company, LLC
Leatherman 90-1, LLC
Leatherman Partnership 89-1, LLC
Leatherman Partnership 89-2, LLC
Louisville Dutchmans Property, L.L.C.
Magnolia Drive Property, L.L.C.
Manor Associates, L.L.C.
Mansfield Aviv, L.L.C.
Massachusetts Nursing Homes, L.L.C.
McCarthy Street Property, L.L.C.
Meridian Arms Land, LLC
Minnesota Associates, L.L.C.
Mishawaka Property, L.L.C.
Missouri Associates, L.L.C.
Missouri Regency Associates, L.L.C.
Montana Associates, L.L.C.
Monterey Park Leasehold Mortgage, L.L.C.
Mount Washington Property, L.L.C.
Mt. Vernon Texas, L.L.C.
Murray County, L.L.C.
Muscatine Toledo Properties, L.L.C.
N.M. Bloomfield Three Plus One Limited Company
N.M. Espanola Three Plus One Limited Company
N.M. Lordsburg Three Plus One Limited Company
N.M. Silver City Three Plus One Limited Company
New Hope Property, L.L.C.
Newtown ALF Property, L.L.C.
Nicholasville Kentucky Property, L.L.C.
North Las Vegas LLC
North Royalton Ohio Property, L.L.C.
Norwalk ALF Property, L.L.C.

NRS Ventures, L.L.C.
Oakland Nursing Homes, L.L.C.
Ocean Springs Nursing Home, LLC
October Associates, L.L.C.
Ogden Associates, L.L.C.
OHI (Connecticut) , LLC
OHI (Illinois), LLC
OHI (Indiana) , LLC
OHI (Iowa) , LLC
OHI Asset (AR) Ash Flat, LLC
OHI Asset (AR) Camden, LLC
OHI Asset (AR) Conway, LLC
OHI Asset (AR) Des Arc, LLC
OHI Asset (AR) Hot Springs, LLC
OHI Asset (AR) Malvern, LLC
OHI Asset (AR) Mena, LLC
OHI Asset (AR) Pocahontas, LLC
OHI Asset (AR) Sheridan, LLC
OHI Asset (AR) Walnut Ridge, LLC
OHI Asset (AZ) Austin House, LLC
OHI Asset (CA), LLC
OHI Asset (CO), LLC
OHI Asset (CT) Lender, LLC
OHI Asset (FL) Eustis, LLC
OHI Asset (FL) Lake Placid, LLC
OHI Asset (FL) Lender, LLC
OHI Asset (FL) Lutz, LLC
OHI Asset (FL) Pensacola - Hillview, LLC
OHI Asset (FL), LLC
OHI Asset (GA) Dunwoody, LLC
OHI Asset (GA) Macon, LLC
OHI Asset (GA) Moultrie, LLC
OHI Asset (GA) Roswell, LLC
OHI Asset (GA) Snellville, LLC
OHI Asset (ID) Holly, LLC
OHI Asset (ID) Midland, LLC
OHI Asset (ID), LLC
OHI Asset (IL), LLC
OHI Asset (IN) American Village, LLC
OHI Asset (IN) Anderson, LLC
OHI Asset (IN) Beech Grove, LLC
OHI Asset (IN) Clarksville, LLC
OHI Asset (IN) Clinton, LLC
OHI Asset (IN) Connersville, LLC
OHI Asset (IN) Crown Point, LLC
OHI Asset (IN) Eagle Valley, LLC
OHI Asset (IN) Elkhart, LLC
OHI Asset (IN) Forest Creek, LLC
OHI Asset (IN) Fort Wayne, LLC
OHI Asset (IN) Franklin, LLC
OHI Asset (IN) Greensburg, LLC
OHI Asset (IN) Indianapolis, LLC
OHI Asset (IN) Jasper, LLC
OHI Asset (IN) Kokomo, LLC
OHI Asset (IN) Lafayette, LLC
OHI Asset (IN) Madison, LLC

OHI Asset (IN) Monticello, LLC
OHI Asset (IN) Noblesville, LLC
OHI Asset (IN) Rosewalk, LLC
OHI Asset (IN) Salem, LLC
OHI Asset (IN) Seymour, LLC
OHI Asset (IN) Spring Mill, LLC
OHI Asset (IN) Terre Haute, LLC
OHI Asset (IN) Wabash, LLC
OHI Asset (IN) Westfield, LLC
OHI Asset (IN) Zionsville, LLC
OHI Asset (LA) Baton Rouge, LLC
OHI Asset (LA), LLC
OHI Asset (MD), LLC
OHI Asset (MI) Heather Hills, LLC
OHI Asset (MI), LLC
OHI Asset (MO), LLC
OHI Asset (MS) Byhalia, LLC
OHI Asset (MS) Cleveland, LLC
OHI Asset (MS) Clinton, LLC
OHI Asset (MS) Columbia, LLC
OHI Asset (MS) Corinth, LLC
OHI Asset (MS) Greenwood, LLC
OHI Asset (MS) Grenada, LLC
OHI Asset (MS) Holly Springs, LLC
OHI Asset (MS) Indianola, LLC
OHI Asset (MS) Natchez, LLC
OHI Asset (MS) Picayune, LLC
OHI Asset (MS) Vicksburg, LLC
OHI Asset (MS) Yazoo City, LLC
OHI Asset (NC) Wadesboro, LLC
OHI Asset (NY) 2nd Avenue, LLC
OHI Asset (NY) 93rd Street, LLC
OHI Asset (OH) Lender, LLC
OHI Asset (OH), LLC
OHI Asset (OR) Portland, LLC
OHI Asset (OR) Troutdale, LLC
OHI Asset (PA) GP, LLC
OHI Asset (PA) West Mifflin, LP
OHI Asset (PA), LLC
OHI Asset (PA), LP
OHI Asset (SC) Aiken, LLC
OHI Asset (SC) Anderson, LLC
OHI Asset (SC) Easley Anne, LLC
OHI Asset (SC) Easley Crestview, LLC
OHI Asset (SC) Edgefield, LLC
OHI Asset (SC) Greenville Griffith, LLC
OHI Asset (SC) Greenville Laurens, LLC
OHI Asset (SC) Greenville North, LLC
OHI Asset (SC) Greenville, LLC
OHI Asset (SC) Greer, LLC
OHI Asset (SC) Marietta, LLC
OHI Asset (SC) McCormick, LLC
OHI Asset (SC) Orangeburg, LLC
OHI Asset (SC) Pickens East Cedar, LLC
OHI Asset (SC) Pickens Rosemond, LLC
OHI Asset (SC) Piedmont, LLC

OHI Asset (SC) Simpsonville SE Main, LLC
OHI Asset (SC) Simpsonville West Broad, LLC
OHI Asset (SC) Simpsonville West Curtis, LLC
OHI Asset (TN) Bartlett, LLC
OHI Asset (TN) Collierville, LLC
OHI Asset (TN) Jefferson City, LLC
OHI Asset (TN) Memphis, LLC
OHI Asset (TN) Rogersville, LLC
OHI Asset (TX) Anderson, LLC
OHI Asset (TX) Bryan, LLC
OHI Asset (TX) Burleson, LLC
OHI Asset (TX) College Station, LLC
OHI Asset (TX) Comfort, LLC
OHI Asset (TX) Diboll, LLC
OHI Asset (TX) Granbury, LLC
OHI Asset (TX) Hondo, LLC
OHI Asset (TX) Italy, LLC
OHI Asset (TX) Winnsboro, LLC
OHI Asset (TX), LLC
OHI Asset (UT) Ogden, LLC
OHI Asset (UT) Provo, LLC
OHI Asset (UT) Roy, LLC
OHI Asset (VA) Charlottesville, LLC
OHI Asset (VA) Farmville, LLC
OHI Asset (VA) Hillsville, LLC
OHI Asset (VA) Martinsville SNF, LLC
OHI Asset (VA) Rocky Mount, LLC
OHI Asset (WA) Battle Ground, LLC
OHI Asset (WA) Fort Vancouver, LLC
OHI Asset (WV) Danville, LLC
OHI Asset (WV) Ivydale, LLC
OHI Asset CHG ALF, LLC
OHI Asset CSB LLC
OHI Asset CSE-E Subsidiary, LLC
OHI Asset CSE-E, LLC
OHI Asset CSE-U Subsidiary, LLC
OHI Asset CSE-U, LLC
OHI Asset HUD CFG, LLC
OHI Asset HUD Delta, LLC
OHI Asset HUD H-F, LLC
OHI Asset HUD SF CA, LLC
OHI Asset HUD SF, LLC
OHI Asset HUD WO, LLC
OHI Asset II (CA), LLC
OHI Asset II (FL), LLC
OHI Asset II (PA), LP
OHI Asset III (PA), LP
OHI Asset IV (PA) Silver Lake, LP
OHI Asset Management, LLC
OHI Asset RO PMM Services, LLC
OHI Asset RO, LLC
OHI Asset, LLC
OHI Healthcare Properties Holdco, Inc.
OHI Healthcare Properties Limited Partnership
OHI Mezz Lender, LLC
OHI Tennessee, LLC

OHIMA, LLC
Ohio Aviv Three, L.L.C.
Ohio Aviv Two, L.L.C.
Ohio Aviv, L.L.C.
Ohio Indiana Property, L.L.C.
Ohio Pennsylvania Property, L.L.C.
Oklahoma Two Property, L.L.C.
Oklahoma Warr Wind, L.L.C.
Omaha Associates, L.L.C.
Omega TRS I, Inc.
Orange ALF Property, L.L.C.
Orange Village Care Center, LLC
Orange, L.L.C.
Oregon Associates, L.L.C.
Oso Avenue Property, L.L.C.
Ostrom Avenue Property, L.L.C.
Palm Valley Senior Care, LLC
Panama City Nursing Center LLC
Pavillion North Partners, LLC
Pavillion North, LLP
Pavillion Nursing Center North, LLC
Peabody Associates Two, L.L.C.
Peabody Associates, L.L.C.
Pennington Road Property, L.L.C.
Pensacola Real Estate Holdings I, LLC
Pensacola Real Estate Holdings II, LLC
Pensacola Real Estate Holdings III, LLC
Pensacola Real Estate Holdings IV, LLC
Pensacola Real Estate Holdings V, LLC
Pocatello Idaho Property, L.L.C.
Pomona Vista L.L.C.
Prescott Arkansas, L.L.C.
PV Realty-Willow Tree, LLC
Raton Property Limited Company
Ravenna Ohio Property, L.L.C.
Red Rocks, L.L.C.
Richland Washington, L.L.C.
Ridgecrest Senior Care, LLC
Riverside Nursing Home Associates Two, L.L.C.
Riverside Nursing Home Associates, L.L.C.
Rockingham Drive Property, L.L.C.
Rose Baldwin Park Property L.L.C.
S.C. Portfolio Property, L.L.C.
Salem Associates, L.L.C.
San Juan NH Property, LLC
Sandalwood Arkansas Property, L.L.C.
Santa Ana-Bartlett, L.L.C.
Santa Fe Missouri Associates, L.L.C.
Savoy/Bonham Venture, L.L.C.
Searcy Aviv, L.L.C.
Sedgwick Properties, L.L.C.
Seguin Texas Property, L.L.C.
Sierra Ponds Property, L.L.C.
Skyler Boyington, LLC
Skyler Florida, LLC
Skyler Maitland LLC

Skyler Pensacola, LLC
Skyview Associates, L.L.C.
Southeast Missouri Property, L.L.C.
Southern California Nevada, L.L.C.
St. Joseph Missouri Property, L.L.C.
St. Mary’s Properties, LLC
Star City Arkansas, L.L.C.
Stephenville Texas Property, L.L.C.
Sterling Acquisition, LLC
Stevens Avenue Property, L.L.C.
Sun-Mesa Properties, L.L.C.
Suwanee, LLC
Texas Fifteen Property, L.L.C.
Texas Four Property, L.L.C.
Texas Lessor – Stonegate GP, LLC
Texas Lessor – Stonegate, Limited, LLC
Texas Lessor – Stonegate, LP
Texhoma Avenue Property, L.L.C.
The Suburban Pavilion, LLC
Tujunga, L.L.C.
Tulare County Property, L.L.C.
VRB Aviv, L.L.C.
Washington Idaho Property, L.L.C.
Washington Lessor – Silverdale, LLC
Washington-Oregon Associates, L.L.C.
Watauga Associates, L.L.C.
Wellington Leasehold, L.L.C.
West Pearl Street, L.L.C.
West Yarmouth Property I, L.L.C.
Westerville Ohio Office Property, L.L.C.
Wheeler Healthcare Associates, L.L.C.
Whitlock Street Property, L.L.C.
Wilcare, LLC
Willis Texas Aviv, L.L.C.
Yuba Aviv, L.L.C.

By:	/s/ C. Taylor Pickett
C. Taylor Pickett
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement.*
4.1	Articles of Amendment and Restatement of Omega Healthcare Investors, Inc., as amended (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3, filed on September 3, 2015).
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on April 20, 2011).
4.3	Form of Indenture of Omega Healthcare Investors, Inc. (including form of Debt Security).+
5.1	Opinion of Bryan Cave LLP as to legality with respect to Debt Securities and Guarantees.+
5.2	Opinion of Robinson & Cole LLP as to legality with respect to Guarantees.+
5.3	Opinion of Akerman LLP as to legality with respect to Guarantees.+
5.4	Opinion of Ice Miller LLP as to legality with respect to Guarantees.+
5.5	Opinion of Baudino Law Group, PLC as to legality with respect to Guarantees.+
5.6	Opinion of Wyatt, Tarrant & Combs, LLP as to legality with respect to Guarantees.+
5.7	Opinion of Partridge, Snow & Hahn LLP as to legality with respect to Guarantees.+
5.8	Opinion of Miller, Johnson, Snell & Cummiskey, P.L.C. as to legality with respect to Guarantees.+
5.9	Opinion of Butler Snow, LLP as to legality with respect to Guarantees.+
5.10	Opinion of Jones & Smith Law Firm, LLC as to legality with respect to Guarantees.+
5.11	Opinion of Dinsmore & Shohl LLP as to legality with respect to Guarantees.+
5.12	Opinion of Montgomery, McCracken, Walker & Rhoads, LLP as to legality with respect to Guarantees.+
8.1	Opinion of Bryan Cave LLP regarding certain tax matters.+
12.1	Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Company’s Registration Statement on Form S-4, filed on November 12, 2015).
23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1 and Exhibit 8.1).
23.2	Consent of Ernst & Young LLP.+
23.3	Consent of Ernst & Young LLP related to Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership.+
24.1	Powers of Attorney (included in the signature page hereto).
25.1	Form of T-1 Statement of Eligibility under the Trustee Indenture Act of 1939, of U.S. Bank National Association, as Trustee under the Indenture of Omega Healthcare Investors, Inc.+

* To be filed by amendment or as an exhibit to a document to incorporated by reference to this registration statement, including a Current Report on Form 8-K.

+ Filed herewith.